UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

March 14, 2014
(Date of Report)

ScanSys, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-54874	46-1669851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Crystal Grove Blvd. Suite 102

Lutz, Fl. 33548

 (Address of principal executive offices)

Registrant's telephone number, including area code: (813) 365-3112

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On March 14, 2014, ScanSys, Inc. (the “Company”) received a letter of resignation from Kenne Ruan, CPA, P.C. as the independent registered public accounting firm for the Company effective immediately.

Other than an explanatory paragraph included in Kenne Ruan, CPA, P.C.'s audit report for the Company's fiscal year ended December 31, 2012 relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of Kenne Ruan, CPA, P.C. on the Company's financial statements for the fiscal year ended December 31, 2012 through March 14, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2012 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with Kenne Ruan, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kenne Ruan, CPA, P.C., would have caused Kenne Ruan, CPA, P.C. to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(b) On March 14, 2014, upon approval of the Company’s Board of Directors, the Company engaged M & K CPAS, PLLC the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended December 31, 2012 through March XX, 2014 neither the Company nor anyone acting on its behalf consulted with M & K CPAS, PLLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Weinberg & Company on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Kenne Ruan, CPA, P.C. or a reportable event with respect to Kenne Ruan, CPA, P.C.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter from Kenne Ruan, CPA, P.C. dated March 17, 2014, to the Securities and Exchange Commission.	Filed herewith
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2014

SCANSYS, INC. By: /s/ David M Ellis David M Ellis President, Chief Executive Officer, Chairman of the Board of Directors

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